CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts - AmSouth Funds", in the Combined Proxy Statement of AmSouth Funds and Prospectus for Pioneer Series Trust IV ("Combined Proxy Statements and Prospectus"), and to the incorporation by reference of our report dated September 29, 2004, with respect to the financial statements and financial highlights of the AmSouth Balanced Fund, AmSouth Florida Tax Exempt Income Fund, AmSouth International Equity Fund, AmSouth Institutional Prime Obligations Money Market Fund, and AmSouth Select Equity Fund, included in the AmSouth Funds Annual Report for the year ended July 31, 2004, in the Combined Proxy Statements and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Series Trust IV. We further consent to the reference to us under the heading "Representations and Warranties" (paragraph 4.1(f)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statements and Prospectus.

We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the AmSouth Funds Statement of Additional Information, and to the incorporation by reference of our report, dated September 29, 2004, on the financial statements and financial highlights of AmSouth Balanced Fund, AmSouth Florida Tax Exempt Income Fund, AmSouth International Equity Fund, AmSouth Institutional Prime Obligations Money Market Fund, and AmSouth Select Equity Fund, included in the AmSouth Funds Annual Report for the year ended July 31, 2004, in Post-Effective Amendment No. 43 to the Registration Statement (Form N-1A, 1933 Nos. 33-21660) of the AmSouth Funds, as filed with the Securities and Exchange Commission on December 1, 2004 (Accession No. 0000898432-04-000999), which is incorporated by reference into the Combined Proxy Statements and Prospectus included in this Registration Statement on Form N-14 of the Pioneer Series Trust IV.

                                                /s/ ERNST & YOUNG LLP

Cincinnati, Ohio
June 29, 2005